SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 15, 2003


                            The Warnaco Group, Inc.
            (Exact name of Registrant as specified in its charter)

      Delaware                       001-10857                   95-4032739
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)



90 Park Avenue, New York, New York                             10016
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:  (212) 661-1300


                                      N/A
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        (Former name or former address, if changed since last report.)



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

                  The following Exhibits are filed as part of this report:

                  Exhibit 99.1      Press Release, dated May 15, 2003

Item 12.          Results of Operations and Financial Condition.

         The following disclosure is being furnished pursuant to Item 12 of this Form 8-K:

         On May 15, 2003, The Warnaco Group, Inc. issued a press release announcing its financial results for the first quarter ended April 5, 2003. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Item 12 of this Form 8-K. The information contained in the press release is incorporated herein by reference.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE WARNACO GROUP, INC.



Date:  May 15, 2003                    By: /s/ James P. Fogarty
                                           ---------------------------------
                                           Name: James P. Fogarty
                                           Title:Senior Vice President-Finance
                                                 and Chief Financial Officer





                                 EXHIBIT INDEX

   Exhibit No.      Document

       99.1         Press Release, dated May 15, 2003


                                                               Exhibit 99.1


                          Investor Relations: Allison Malkin/Chad Jacobs
                                              Integrated Corporate Relations
                                              (203) 222-9013
For Immediate Release
                          Media:              Doug Morris
                                              Gavin Anderson & Company
                                              (212) 515-1964

                  WARNACO REPORTS FIRST QUARTER 2003 RESULTS

   ________________________________________________________________________

New York, N.Y. May 15, 2003 - The Warnaco Group, Inc. (NASDAQ: WRNC) today announced results for the first quarter ended April 5, 2003. Warnaco emerged from bankruptcy on February 4, 2003, and the reported results reflect the two-month period commencing with the Company's emergence and ending April 5, 2003. For the two-month period, net revenues totaled $326.3 million, net income totaled $22.6 million and earnings per share totaled $0.50 on approximately 45 million shares outstanding (see Schedule 1).

For the three months ended April 5, 2003, on a pro forma basis as if the Company had emerged from bankruptcy at the beginning of fiscal 2003, net revenues totaled $442.3 million, net income totaled $32.1 million and earnings per share totaled $0.71 on approximately 45 million shares outstanding. The
Company believes that the pro forma information for the first quarter of fiscal 2003 is important, as such presentation of results enables investors to compare the Company's first quarter results with prior periods and provides a basis for comparison with future periods (see Schedule 2).

In the first quarter, on a pro forma basis for fiscal 2003 and fiscal 2002 as if the Company had emerged from bankruptcy at the beginning of each quarter:

    o Net revenues rose by 7.9% to $442.3 million from $410.1 million in the first quarter of fiscal 2002;
    o Gross profit improved to $167.2 million, or 37.8% of net revenues, from $121.8 million, or 29.7% of net revenues, in the first quarter of fiscal 2002;
    o Operating income increased to $60.9 million, or 13.8% of net revenues, from $29.5 million, or 7.2% of net revenues, in the first quarter of fiscal 2002;
        o   In addition to operating income, the Company utilizes the measure
            "EBITDA" to assess its business results. EBITDA for the first quarter of fiscal 2003 increased to $69.6 million from $37.6 million in the first quarter of fiscal 2002 (see Schedule 2 for a reconciliation of operating income to EBITDA);
    o Net income improved to $32.1 million from $11.4 million in the first quarter of fiscal 2002; and
    o   Working capital management improved as follows:
        o Inventory turns increased to 2.9 times compared to 2.7 times in the first quarter of fiscal 2002; and
        o Accounts receivables day's sales outstanding decreased by 3.3 days to 58.6 days from 61.9 days in the first quarter of 2002.

"Our strong first quarter performance demonstrates the power of our brands and operating model, as well as our focused execution strategies, with particularly strong results from our swimwear group," noted James P. Fogarty, Chief Financial Officer. "We are proud of the turnaround we have accomplished."

Joseph R. Gromek, President and Chief Executive Officer, stated: "I compliment the Company's leadership team on its first quarter results. I am excited to lead Warnaco given its strengthened operating platform, strong brand portfolio, increased financial flexibility and prospects for future growth."

The Company noted that its results for the first quarter of 2003 reflect many factors including increased sales of swimwear products, as compared to the prior year period. Also, earlier shipment of certain swimwear, Calvin Klein
Underwear and Calvin Klein Jeans programs had a positive effect on first quarter 2003 results. The Company expects that these earlier shipments combined with lower-than-expected second quarter 2003 shipments of intimate apparel will cause second quarter EBITDA and operating income on a pro forma basis to be significantly below the prior year's results. However, the Company expects first six months' EBITDA and operating income on a pro forma basis to be ahead of the prior year's results on a pro forma basis.

The Company also announced its decision to expense stock options commencing in fiscal 2003. The Company expects to incur compensation expense of approximately $6.2 million in fiscal 2003 associated with grants of stock options as well as restricted stock pursuant to the Company's 2003 Equity
Incentive Plan.

Use of EBITDA

The Company evaluates its operating results based on EBITDA, which it defines as operating income (loss) before depreciation and amortization expense. The
Company's pro forma information, including pro forma EBITDA, gives effect to the reorganization as if it had occurred at the beginning of the relevant quarter and as a result has been adjusted to exclude the effects of the reorganization.

The Company has presented EBITDA to enhance the reader's understanding of its operating results. EBITDA is provided because the Company believes it is an important measure of financial performance commonly used to determine the value of companies and to define standards for borrowing from institutional lenders. The Company's senior secured credit agreement includes covenants that are based on and use EBITDA as a component of the calculations. During Fiscal
2001 and 2002, the Company sold assets, wrote down impaired assets, recorded an impairment charge related to the adoption of SFAS 142 and ceased amortizing goodwill and certain intangible assets that had been previously amortized. The
Company also recorded adjustments to its fixed and intangible assets in connection with its emergence from bankruptcy and the adoption of fresh start accounting as of February 4, 2003. As a result, depreciation and amortization expense, which is included in operating income (loss), has decreased significantly from the amounts recorded in prior periods. Accordingly, the Company believes that an evaluation of its operating results is not complete without considering the effect of depreciation and amortization on those results.

Readers should not construe EBITDA either as an alternative to operating income, an indicator of the Company's operating performance, or an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate EBITDA differently than other companies.

This press release was furnished to the Securities and Exchange Commission and may be accessed at the following Internet location: www.sec.gov, as well as through the Company's website: www.warnaco.com.


About The Warnaco Group, Inc.
The Warnaco Group, Inc., headquartered in New York, is a leading manufacturer of intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear, better dresses and accessories sold under such owned and licensed brands as Warner's(R), Olga(R), Lejaby(R), Body by Nancy Ganz(TM), Chaps by
Ralph Lauren(R), Calvin Klein(R) men's and women's underwear, men's accessories, and men's, women's, junior women's and children's jeans, Speedo(R) men's, women's and children's swimwear, sportswear and swimwear accessories, Anne Cole Collection(R), Cole of California(R), Catalina(R) and
Nautica(R) swimwear, and A.B.S. by Allen Schwartz(R) Women's sportswear and better dresses.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") that reflect, when made, the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including the sufficiency of the Company's credit facility, its ability to satisfy the conditions and requirements of the credit facility, the effect of national, international and regional economic conditions, the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, customer acceptance of both new designs and products and existing product lines, financial difficulties encountered by customers, the Company's ability to attract, motivate and retain key executives and employees, the Company's ability to control pricing pressures, costs of materials, international trade regulation, the effect of the Company's past bankruptcy, the ability of the Company's management team to execute its business plan, the Company's ability to protect our trademarks and retain its licenses and the Company's ability to attract and retain customers. All statements other than statements of historical facts included in this press release are considered forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, The
Company can give no assurance that such expectations will prove to have been correct. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements may contain the words
"believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result," or other similar words and phrases.
Forward-looking statements and the Company's plans and expectations are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, and the Company's business in general is subject to certain risks that could affect the value of the Company's stock.



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                                                                                              Schedule 1
                            THE WARNACO GROUP, INC.

                    CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, excluding per share data)
                                  (Unaudited)

                                                             Successor Company           Predecessor Company
                                                            ----------------------------------------------------------
                                                               For the Two         For the One        For the Three
                                                              Months Ended         Month Ended        Months Ended
                                                              April 5, 2003     February 4, 2003      April 6, 2002
                                                            ------------------  ------------------  ------------------

Net revenues                                                        $ 326,324           $ 115,960           $ 410,052
Cost of goods sold                                                    204,918              70,214             291,640
                                                            ------------------  ------------------  ------------------

Gross profit                                                          121,406              45,746             118,412
Selling, general and administrative expenses                           72,537              35,313             102,118
Reorganization items                                                    1,383              29,922              15,531
Amortization of sales order backlog                                     4,200                   -                   -
                                                            ------------------  ------------------  ------------------

Operating income (loss)                                                43,286             (19,489)                763
Reorganization items:
    Gain on cancellation of pre-petition
      indebtedness                                                          -          (1,692,696)                  -
    Fresh start adjustments                                                 -            (765,726)                  -
                                                            ------------------  ------------------  ------------------
      Total reorganization items                                            -          (2,458,422)                  -
Investment loss, net                                                       35                 359                   -
Interest expense                                                        4,428               1,887               6,964
                                                            ------------------  ------------------  ------------------

Income (loss) before provision for income taxes and
    cumulative effect of change in accounting principle                38,823           2,436,687              (6,201)
Provision for income taxes                                             16,184              78,150              49,929
                                                            ------------------  ------------------  ------------------
Income (loss) before cumulative effect of change in
    accounting principle                                               22,639           2,358,537             (56,130)
Cumulative effect of change in accounting principle
    (net of income tax benefit of $53,513 - 3 months
    ended April 6, 2002)                                                    -                   -            (801,622)
                                                            ------------------  ------------------  ------------------

Net income (loss)                                                    $ 22,639         $ 2,358,537          $ (857,752)
                                                            ==================  ==================  ==================

Basic income (loss) per common share: (a)
    Income (loss) before accounting change                             $ 0.50             $ 44.51             $ (1.06)
    Cumulative effect of accounting change                                  -                   -              (15.14)
                                                            ------------------  ------------------  ------------------
    Net income (loss)                                                  $ 0.50             $ 44.51            $ (16.20)
                                                            ==================  ==================  ==================
Diluted income (loss) per common share: (a)
    Income (loss) before accounting change                             $ 0.50             $ 44.51             $ (1.06)
    Cumulative effect of accounting change                                  -                   -              (15.14)
                                                            ------------------  ------------------  ------------------
    Net income (loss)                                                  $ 0.50             $ 44.51            $ (16.20)
                                                            ==================  ==================  ==================

Weighted average number of shares outstanding used in computing earnings per share: (a)

      Basic                                                            45,000              52,990              52,936
                                                            ==================  ==================  ==================
      Diluted                                                          45,200              52,990              52,936
                                                            ==================  ==================  ==================


(a)   Earnings per share and weighted average shares of the Predecessor Company are based on historical shares outstanding and do not reflect the effect of the cancellation of the Company's Class A Common Stock and issuance of 45 million shares of new common stock in connection with the Company's emergence from bankruptcy on February 4, 2003.


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


                                                                                            Schedule 2
                               THE WARNACO GROUP, INC.

                   PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, excluding per share data)
                                     (Unaudited)


                                                                      Fiscal 2002 (a)     Fiscal 2003 (b)
                                                                         Pro Forma           Pro Forma
                                                                       For the Three       For the Three
                                                                       Months Ended         Months Ended
                                                                       April 6, 2002       April 5, 2003
                                                                     ------------------   -----------------

Net revenues                                                                 $ 410,052           $ 442,284
Cost of goods sold                                                             288,248             275,132

                                                                     ------------------   -----------------
Gross profit                                                                   121,804             167,152
Selling, general and administrative expenses                                    92,310             106,236
                                                                     ------------------   -----------------
Operating income                                                                29,494              60,916
                                                                     ------------------   -----------------
Investment loss, net                                                                 -                 394
Interest expense                                                                10,439               6,990
                                                                     ------------------   -----------------
Income before provision for income taxes                                        19,055              53,532
Provision for income taxes                                                       7,622              21,409
                                                                     ------------------   -----------------
Net income                                                                    $ 11,433            $ 32,123
                                                                     ==================   =================

Basic income per common share:
    Net income                                                                  $ 0.25              $ 0.71
                                                                     ==================   =================
Diluted income per common share:
    Net income                                                                  $ 0.25              $ 0.71
                                                                     ==================   =================
Weighted average number of shares outstanding used in
    computing earnings per share:
      Basic                                                                     45,000              45,000
                                                                     ==================   =================
      Diluted                                                                   45,200              45,200
                                                                     ==================   =================


------------------------------------------------------------------------------------------------------------
Reconciliation of pro forma operating income to pro forma EBITDA
Operating income                                                              $ 29,494            $ 60,916
Depreciation and amortization                                                    8,137               8,691
                                                                     ------------------   -----------------

Pro forma EBITDA                                                              $ 37,631            $ 69,607
                                                                     ==================   =================


To present the statements of operations as if the Company had emerged from bankruptcy at the beginning of each quarter, the Company has made pro forma adjustments to:

(a)   See Schedule 4 for pro forma adjustments for the first quarter of fiscal 2002.
(b)   See Schedule 3 for pro forma adjustments for the first quarter of fiscal 2003.
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                                                                                                Schedule 3
                                  THE WARNACO GROUP, INC.

                     PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                         (In thousands, excluding per share data)
                                      (Unaudited)

                                                        Fiscal 2003
                                               -------------------------------
                                               Successor        Predecessor
                                                Company           Company
                                               -------------------------------                   Fiscal 2003
                                                As reported     As reported                       Pro Forma
                                                For the Two     For the One         Pro         For the Three
                                                Months Ended    Month Ended        Forma         Months Ended
                                               April 5, 2003  February 4, 2003   Adjustments    April 5, 2003
                                               -------------  ---------------- --------------   -------------

Net revenues                                      $ 326,324         $ 115,960          $ -       $ 442,284
Cost of goods sold                                  204,918            70,214            -         275,132

                                               -------------  ---------------- ------------     -----------
Gross profit                                        121,406            45,746                      167,152
Selling, general and administrative expenses         72,537            35,313       (1,614)(a)     106,236
Reorganization items                                  1,383            29,922      (31,305)(b)           -
Amortization of sales order backlog                   4,200                 -       (4,200)(c)           -
                                               -------------  ---------------- ------------     -----------

Operating income (loss)                              43,286           (19,489)      37,119          60,916
Reorganization items:
   Gain on cancellation of pre-petition
     indebtedness                                         -        (1,692,696)   1,692,696 (b)           -
   Fresh start adjustments                                -          (765,726)     765,726 (b)           -
                                               -------------  ---------------- ------------     -----------
     Total reorganization items                           -        (2,458,422)   2,458,422               -
                                               -------------  ---------------- ------------     -----------
Investment loss, net                                     35               359            -             394
Interest expense                                      4,428             1,887          675 (d)       6,990
                                               -------------  ---------------- ------------     -----------

Income before provision for income taxes             38,823         2,436,687   (2,421,978)         53,532
Provision for income taxes                           16,184            78,150      (72,925)(e)      21,409
                                               -------------  ---------------- ------------     -----------

Net income                                         $ 22,639       $ 2,358,537  $ (2,349,053)      $ 32,123
                                               =============  ================ ============     ===========


Basic income per common share: (f)
   Net income                                        $ 0.50                                         $ 0.71
                                               =============                                    ===========

Diluted income per common share (f):
   Net income                                        $ 0.50                                         $ 0.71
                                               =============                                    ===========


Weighted average number of shares outstanding used in
   computing earnings per share: (f)
     Basic                                           45,000                                         45,000
                                               =============                                    ===========
     Diluted                                         45,200                                         45,200
                                               =============                                    ===========


--------------------------------------------------------------------------------------------------------------------
Reconciliation of pro forma operating income to pro forma EBITDA
Operating income                                                                                  $ 60,916
Depreciation and amortization                                                                        8,691
                                                                                                -----------

Pro forma EBITDA                                                                                  $ 69,607
                                                                                                ===========


To present the statements of operations as if the Company had emerged from bankruptcy at the beginning of each quarter, the Company has made pro forma adjustments to:

(a)   Eliminate historical depreciation and amortization expense of $4.5 million for January 2003 and record depreciation and amortization expense of $2.9 million based upon the fair value of the
      Company's assets.
(b)   Eliminate cancellation of debt of $1,692.7 million, fresh start adjustments of $765.7 million and other reorganization items of $31.3 million.
(c)   Eliminate the amortization of sales order backlog. The amortization of sales order backlog results from the Company's adoption of fresh start accounting as of February 4, 2003. The amortization of sales order backlog is a non-recurring charge and is not expected to have a continuing effect on the
      Company's results of operations after it is fully amortized in fiscal 2003.
(d)   Record interest expense on the second lien notes at 9.5% for the month of January 2003 of $1.6 million partially offset by the elimination of interest expense on certain foreign debt agreements subject to standstill agreements paid as part of the Company's plan of reorganization of $0.9 million.
(e)   Adjust the income tax provision using the Company's estimated rate of 40%.
(f)   Pro forma earnings per share and weighted average number of shares outstanding reflect the 45 million shares of new common stock issued upon the Company's emergence from bankruptcy on February 4, 2003.

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                                                                                                       Schedule 4
                                         THE WARNACO GROUP, INC.

                            PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                               (In thousands, excluding per share data)
                                               (Unaudited)


                                                   As reported                    Pro Forma
                                                  For the Three      Pro         For the Three
                                                   Months Ended     Forma         Months Ended
                                                  April 6, 2002    Adjustments   April 6, 2002
                                                  -------------  -------------   -------------

Net revenues                                         $ 410,052             -        $ 410,052
Cost of goods sold                                     291,640        (3,392)(a)      288,248

                                                  -------------  ------------    -------------
Gross profit                                           118,412         3,392          121,804
Selling, general and administrative expenses           102,118        (9,808)(b)       92,310
Reorganization items                                    15,531       (15,531)(c)            -
Amortization of sales order backlog                          -             - (d)            -
                                                  -------------  ------------    -------------

Operating income                                           763        28,731           29,494
Interest expense                                         6,964         3,475 (e)       10,439
                                                  -------------  ------------    -------------

Income (loss) before provision for income
   taxes and cumulative effect of change
   in accounting principle                              (6,201)       25,256           19,055
Provision for income taxes                              49,929       (42,307)(f)(g)     7,622
                                                  -------------  ------------    -------------

Income (loss) before cumulative effect of
   a change in accounting principle                    (56,130)       67,563           11,433
Cumulative effect of change in accounting
   principle (net of income tax benefit
   of $53,513)                                        (801,622)      801,622 (f)            -
                                                  -------------  ------------    -------------
Net income (loss)                                   $ (857,752)    $ 869,185         $ 11,433
                                                  =============  ============    =============

Basic income (loss) per common share: (h)
   Income (loss) before accounting change              $ (1.06)                        $ 0.25
   Cumulative effect of accounting change               (15.14)                             -
                                                  -------------                  -------------
   Net income (loss)                                  $ (16.20)                        $ 0.25
                                                  =============                  =============

Diluted income (loss) per common share: (h)
   Income (loss) before accounting change              $ (1.06)                        $ 0.25
   Cumulative effect of accounting change               (15.14)                             -
                                                  -------------                  -------------
   Net income (loss)                                  $ (16.20)                        $ 0.25
                                                  =============                  =============

Weighted average number of shares outstanding
   used in computing earnings per share:
     Basic (h)                                          52,936                         45,000
                                                  =============                  =============
     Diluted (h)                                        52,936                         45,200
                                                  =============                  =============


----------------------------------------------------------------------------------------------------------
Reconciliation of pro forma operating income to pro forma EBITDA
Operating income                                                                     $ 29,494
Depreciation and amortization                                                           8,137
                                                                                 -------------
Pro forma EBITDA                                                                     $ 37,631
                                                                                 =============


To present the statements of operations as if the Company had emerged from bankruptcy at the beginning of each quarter, the Company has made pro forma adjustments to:

(a)   Eliminate the effect of the write off of certain design, procurement, receiving and other product related costs of $3.4 million previously capitalized. Upon adoption of fresh start accounting, the
      Company changed its inventory accounting policies to expense certain design, procurement, receiving and other product related costs as incurred.
(b)   Eliminate historical depreciation and amortization expense of $13.8 million, record fresh start depreciation and amortization based on the fair value of the Company's assets of $8.1 million and eliminate lease expense of $4.1 million related to certain leases settled as part of the Company's bankruptcy.
(c)   Eliminate reorganization items of $15.5 million.
(d)   The Company valued its sales order backlog as part of its determination of the fair value of its assets in connection with the Company's adoption of fresh start accounting. The amortization of sales order backlog is a non-recurring charge and is not expected to have a continuing effect on the
      Company's results of operations after it is fully amortized in fiscal 2003 and, as a result has been excluded from the pro forma statement of operations. The pro forma amortization of such backlog amounted to $6.3 million for the first quarter of fiscal 2002.
(e)   Record interest expense on the second lien notes at 9.5% for three months of $4.8 million offset by the elimination of expense on certain foreign debt agreements subject to standstill agreements paid as part of the Company's plan of reorganization of $1.6 million and to accrue interest of $0.3 million on certain leases settled in connection with the Company's bankruptcy.
(f)   Eliminate cumulative effect of change in accounting principle of $801.6 million net of income tax benefit of $53.5 million as assets would have been recorded at fair value in connection with the adoption of fresh start accounting.
(g)   Adjust income tax provision to reflect the Company's estimated income tax rate of 40%.
(h)   Earnings per share and weighted average shares of the Predecessor Company are based on historical shares outstanding and do not reflect the effect of the cancellation of the Company's Class A Common
      Stock and issuance of 45 million shares of new common stock in connection with the Company's emergence from bankruptcy on February 4, 2003. Pro forma earnings per share and weighted average number of shares outstanding give effect to the issuance of 45 million shares of new common stock.

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